Exhibit 5(a)
[ Citigroup Letterhead ]
March 1, 2011
Citigroup Inc.
Citigroup Funding Inc.
Safety First Trust Series 2007-2; Safety First Trust Series 2007-3;
Safety First Trust Series 2007-4; Safety First Trust Series 2008-1;
Safety First Trust Series 2008-2; Safety First Trust Series 2008-3;
Safety First Trust Series 2008-4; Safety First Trust Series 2008-5;
Safety First Trust Series 2008-6; Safety First Trust Series 2008-7;
Safety First Trust Series 2009-1; Safety First Trust Series 2009-2;
Safety First Trust Series 2009-3; Safety First Trust Series 2009-4;
Safety First Trust Series 2009-5; Safety First Trust Series 2009-6;
Safety First Trust Series 2009-7; and Safety First Trust Series 2009-8.
c/o Citigroup Funding Inc.
601 Lexington Avenue
New York, NY 10043

Re:	Citigroup Inc.
Citigroup Funding Inc.
Safety First Trust Series 2007-2; Safety First Trust Series 2007-3;
Safety First Trust Series 2007-4; Safety First Trust Series 2008-1;
Safety First Trust Series 2008-2; Safety First Trust Series 2008-3;
Safety First Trust Series 2008-4; Safety First Trust Series 2008-5;
Safety First Trust Series 2008-6; Safety First Trust Series 2008-7;
Safety First Trust Series 2009-1; Safety First Trust Series 2009-2;
Safety First Trust Series 2009-3; Safety First Trust Series 2009-4;
Safety First Trust Series 2009-5; Safety First Trust Series 2009-6;
Safety First Trust Series 2009-7; and Safety First Trust Series 2009-8.
Registration Statement on Form S-3
Ladies and Gentlemen:
     I am an Associate General Counsel, Capital Markets and Corporate Reporting of Citigroup Inc., a Delaware corporation (the “Guarantor”), and have acted as legal counsel to Citigroup Funding Inc., a Delaware corporation (the “Company”), in connection with the preparation of a shelf registration statement on Form S-3 (the “Registration Statement”) filed by the Guarantor, the Company, Safety First Trust Series 2007-2; Safety First Trust Series 2007-3; Safety First Trust Series 2007-4; Safety First Trust Series 2008-1; Safety First Trust Series 2008-2; Safety First Trust Series 2008-3; Safety First Trust Series 2008-4; Safety First Trust Series 2008-5; Safety First Trust Series 2008-6; Safety First Trust Series 2008-7; Safety First Trust

Series 2009-1; Safety First Trust Series 2009-2; Safety First Trust Series 2009-3; Safety First Trust Series 2009-4; Safety First Trust Series 2009-5; Safety First Trust Series 2009-6; Safety First Trust Series 2009-7; and Safety First Trust Series 2009-8 (each, a “Trust” and, collectively, the “Trusts”), each a statutory trust formed under the laws of the State of Delaware, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including the applicable rules and regulations thereunder (the “Securities Act”). The Registration Statement relates to (a) the following securities that were previously registered and sold under the Registration Statement No. 333-135867 and that may be offered or sold by affiliates of the Company in market-making transactions and (b) the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities, as applicable: (i) Principal-Protected Trust Certificates (the “Certificates”) of each Trust; and (ii) a guarantee of the Company with respect to the Certificates of each Trust and a guarantee of the Guarantor with respect to the Company’s guarantee obligations of the Certificates of each Trust.
          The Certificates of each Trust were or will be issued pursuant to the Amended and Restated Declaration of Trust (each, a “Declaration” and, collectively, the “Declarations”) of the respective Trusts entered into among the Company, as sponsor, the Guarantor, U.S. Bank Trust National Association, as Delaware Trustee, U.S. Bank National Association, as institutional trustee (the “Institutional Trustee”), and the respective regular trustees of such Trust.
          This opinion is being delivered in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.
          In connection with this opinion, I, along with persons employed by the Guarantor and its subsidiaries, including the Company, with whom I have consulted, have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the prospectus describing the terms of each specific series of Certificates registered and sold under Registration Statement No. 333-135867 (each, the “Offering Prospectus”), (iii) the prospectus applicable to market-making offers and sales of such Certificates; (iv) the form of prospectus relating to the Certificates in the Registration Statement that have not yet been issued; (v) the Declarations and form of Declarations, as applicable (including the designation of terms of the Certificates annexed thereto); (vi) the Principal-Protected Trust Certificates Guarantee Agreement and form thereof, as applicable (each, a “Guarantee Agreement” and, collectively, the “Guarantee Agreements”) of such Trust entered into, or to be entered into, among the Company, the Guarantor and U.S. Bank National Association, as guarantee trustee (the “Guarantee Trustee”); (vii) the Trust Certificates Underwriting Agreement Basic Provisions, incorporated, or to be incorporated, by reference into a terms agreement for the Certificates of each Trust entered, or to be entered, into among each Trust, the Company, the Guarantor and one or more underwriters (such terms agreement, together with the Basic Provisions, the “Underwriting Agreement”); (viii) the Certificate of Incorporation of the Company; (ix) the By-Laws of the Company currently in effect; (x) the Restated Certificate of Incorporation of the Guarantor, as amended to date; (xi) the By-Laws of the Guarantor currently in effect; (xii) certain resolutions adopted by the Board of Directors of the Company; and (xiii) certain resolutions adopted by the Board of Directors of the Guarantor.
          I (or such persons) have also examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company and the Guarantor, certificates of public officials and other documents, and have conducted such other investigations of fact and law as I (or such persons) have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.
          For the purposes of this opinion, I have assumed, with respect to Certificates registered and sold under Registration Statement No. 333-135867, that (i) the Offering Prospectus with respect to such Trust was delivered and filed in compliance with the Securities Act; (ii) each of the Guarantee Agreement, the Declaration and the Underwriting Agreement with respect to such Trust was duly authorized, executed and delivered by the parties thereto; (iii) the Institutional Trustee and the Guarantee Trustee were duly qualified under the Trust Indenture Act of 1939, as amended; (iv) the terms of such Certificates were established in accordance with the Declaration of such Trust; (v) such Certificates were duly executed, authenticated and delivered in accordance with the Declaration of such Trust; and (vi) such Certificates were issued against payment therefore in the manner described in the Underwriting Agreement for such Certificates.
          Based upon and subject to the foregoing, I am of the opinion that the Guarantee Agreement of such Trust is a legal, valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.
          In addition, based upon and subject to the foregoing, with respect to Certificates that have not yet been issued, upon (i) delivery and filing of the Prospectus with respect to such Trust in compliance with the Securities Act; (ii) due authorization, execution delivery of each of the Guarantee Agreement, the Declaration and the Underwriting Agreement with respect to such Trust by the parties thereto; (iii) due qualification of the Institutional Trustee and the Guarantee Trustee under the Trust Indenture Act of 1939, as amended; (iv) establishment of the terms of such Certificates in accordance with the Declaration of such Trust; (v) due execution, authentication and delivery of such Certificates in accordance with the Declaration of such Trust; and (vi) the issuance of such Certificates against payment therefore in the manner described in the Underwriting Agreement for such Certificates, the Guarantee Agreement of such Trust will be a legal, valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.
          Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.
          This opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware

and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.
     I consent to the filing of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading “Legal Matters”. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Douglas C. Turnbull

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